EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Deborah S. Lorenz

Vice President, Investor Relations and

Corporate Communications

Lipid Sciences, Inc.

925-249-4031

dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE:

MAY 8, 2007

LIPID SCIENCES, INC. REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER 2007

PLEASANTON, Calif., May 8, 2007 — Lipid Sciences, Inc. (Nasdaq:LIPD) today reported financial results for the first quarter ended March 31, 2007.  For the first quarter of 2007, the Company reported a net loss of $2.5 million, or $0.07 per share on a basic and diluted basis.  This compares with a net loss of $3.0 million, or $0.11 per share, on a basic and diluted basis, for the same period in 2006.

Operating expenses for the first quarter reflected a 7% decrease in research and development expense from the same period of the previous year.  This decrease is related to a reduction in option compensation expenses, and a decrease in costs related to the clinical trial for the Company’s HDL Selective Delipidation therapy that is being conducted at the Washington Hospital Center in Washington, D.C.  The decrease in our clinical trial expenses was attributed to the fact that the set-up costs incurred in the three months ended March 31, 2006 exceeded the ongoing recruitment and implementation costs incurred in the three months ended March 31, 2007.  Operating expenses also include a 25% decrease in SG&A expense due to a reduction in: employee-related expenses, option compensation expenses, and public company expenses—principally expenses related to legal fees.

At March 31, 2007, the Company had approximately $14.5 million in cash, cash equivalents, and short-term investments.  The Company anticipates that sufficient capital is available to fund its operations, including current development projects, to the second half of 2008.

Dr. S. Lewis Meyer, President and Chief Executive Officer, noted, “Cardiovascular disease experts agree that HDL is the next, most logical target for the development of treatments to combat that disease.  This consensus highlights Lipid Sciences’ enormous potential to address this unmet clinical need with our HDL Therapy platform.  We have already demonstrated, in a clinical trial setting, that our proprietary HDL Selective Delipidation process can consistently create a high concentration of a modified form of HDL (good cholesterol) that is known to be more effective in the body’s natural process for removing lipids from arterial plaque—reverse cholesterol transport.  Lipid Sciences is also developing the next generation of HDL Therapy through our HDL Mimetic Peptide program which focuses on developing proprietary peptides that mimic the critical functional characteristics of a key protein in HDL — apolipoprotein A-I.  These mimetic peptides could be used to create “synthetic” HDL for administration as a drug therapy to both enhance reverse cholesterol transport and reduce inflammation associated with atherosclerotic plaque.”

Dr. Meyer continued, “In April we entered into an agreement to license a unique in vitro assay technology from The Children’s Hospital of Philadelphia.  Bringing this assay technology in-house is part of our strategy to develop an efficient and cost-effective internal laboratory capability to support our development plan for our critical HDL Mimetic Peptide program as well as for HDL Selective Delipidation.”

Lipid Sciences, Inc                                                                                                                                                                May 8, 2007

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Lipid Sciences, Inc. is a development-stage biotechnology company engaged in the research and development of products and processes intended to treat major medical indications, in which lipids, or fat components, play a key role.  The Company’s HDL Therapy platform (HDL Selective Delipidation and HDL Mimetic Peptides)  aims to develop treatments to reverse atherosclerosis, a systemic disease of the blood vessels caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries. Regression of such plaques may have a major impact on reducing the risk of acute coronary events.  The Company’s Viral Immunotherapy platform focuses on the removal of the lipid coatings from lipid-enveloped viruses and other lipid-containing infectious agents by applying Lipid Sciences’ proprietary delipidation technologies.  The Company believes that removing the virus’ protective lipid coating enhances the processing and presentation of viral proteins to stimulate the body’s immune system to effectively fight the disease.  Conditions that could potentially be impacted by these technologies include HIV, Hepatitis B and Hepatitis C, West Nile, SARS, influenza, and a broad range of animal health applications.

Forward-Looking Statements:  This release contains forward-looking statements concerning plans, objectives, goals, strategies, study results, anticipations, expectations, future events or performance as well as all other statements that are not statements of historical fact.  The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release.  Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements.  Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  In addition to those risk factors, other factors that could cause actual results to differ materially include the following:  Our inability to obtain adequate funds; the significant losses we have incurred to date, and our expectation that we will incur substantial losses in the future; the failure of our technologies to prove safe or effective; our inability to obtain regulatory approval for our technologies, which are only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International B.V.; our reliance on collaborations with strategic partners and consultants; competition in our industry, including the development of new products by others that may provide alternative or better therapies; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; acceptance of our potential products by healthcare providers and patients; our exposure to product liability claims; and our dependence on key personnel.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q.  Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.  Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.

Press releases for Lipid Sciences, Inc. are available on our website: www.lipidsciences.com.  If you would like to receive our press releases via email, please contact: info@lipidsciences.com.

Lipid Sciences, Inc                                                                                                                                                                May 8, 2007

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Lipid Sciences, Inc.

(A Development Stage Company)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,		Period from Inception (May 21, 1999) to March 31,
(In thousands, except per share amounts)	2007	2006	2007
Revenue:
Collaboration agreement revenue	$59	$—	$59
Grant revenue	—	22	100
Total revenue	59	22	159
Operating expenses:
Research and development(1)	1,813	1,950	61,620
Selling, general and administrative(2)	906	1,209	28,224
Total operating expenses	2,719	3,159	89,844
Operating loss	(2,660)	(3,137)	(89,685)
Interest and other income	204	140	4,364
Loss from continuing operations	(2,456)	(2,997)	(85,321)
Income tax benefit	—	—	8,004
Net loss from continuing operations	(2,456)	(2,997)	(77,317)
Discontinued operations:
Income from discontinued operations	—	—	582
Income tax expense	—	—	(179)
Income from discontinued operations - net	—	—	403
Net loss	$(2,456)	$(2,997)	$(76,914)

Loss per share — basic and diluted:
Net loss per share	$(0.07)	$(0.11)
Weighted average number of common shares outstanding — basic and diluted	37,120	27,361

Non-cash option compensation expense included in operating expenses:
(1) Research and development	78	222
(2) Selling, general and administrative	120	203

Lipid Sciences, Inc                                                                                                                                                                May 8, 2007

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Lipid Sciences, Inc.
(A Development Stage Company)
Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except share amounts)	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$14,459	$16,691
Accounts receivable	72	—
Prepaid expenses	288	273
Other current assets	71	79
Total current assets	14,890	17,043
Property and equipment	347	374
Long-term lease deposits	19	19
Total assets	$15,256	$17,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,592	$1,511
Accrued related party royalties	375	250
Accrued compensation	509	680
Taxes payable	2	—
Deferred revenue	20	—
Total current liabilities	2,498	2,441
Deferred rent	17	16
Total liabilities	2,515	2,457

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized and issuable; no shares outstanding	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 37,120,139 and 37,120,139 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	37	37
Additional paid-in capital	89,618	89,400
Deficit accumulated in the development stage	(76,914)	(74,458)
Total stockholders’ equity	12,741	14,979
Total liabilities and stockholders’ equity	$15,256	$17,436